UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2005

LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05099	59-0995081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 – 72nd Street North, St. Petersburg, Florida	33710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 345-9371

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-looking Statements

Some of the statements in this Form 8-K are “forward-looking statements” and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements reflect numerous assumptions, known and unknown risks, uncertainties and other factors that may affect the business and prospects of Life Sciences, Inc. and cause the actual results, performance or achievements of Life Sciences, Inc. to differ materially from those expressed or implied by the forward-looking statements. These factors include: longer product development lead times; delays in product roll outs; lack of performance or allegations thereof in contractual relationships; unfavorable results in dispute resolution proceedings or governmental applications; failure to obtain anticipated contracts with third parties or orders from customers, or less favorable contracts with third parties or lower than expected volumes from customers; higher material and labor costs; unfavorable patent or other technology decisions; the availability of adequate sources of working capital and cash flow; economic, health and political conditions, especially in international markets, including infectious diseases, civil unrest, military actions, governmental changes and restrictions on the ability to transfer capital across borders; and economic, competitive, technological, diplomatic, governmental and other factors.

Non Regulation FD Filing

This Form 8-K is being filed for reasons other than those that would require a filing under Regulation FD.

Item 8.01. Other Events.

On April 14, 2005, Life Sciences, Inc. (the “Company,” “LSI” or “Life Sciences”) received a certified letter dated April 7, 2005 from the Securities and Exchange Commission (“SEC” or the “Commission”) regarding LSI’s lack of compliance with the reporting requirements under Section 13(a) of the Securities Exchange Act of 1934. This lack of compliance under the Securities Exchange Act goes principally to the lack of filings of annual reports (on Form 10-KSB) and of quarterly reports (on Form 10-QSB) by the Company.

The SEC’s letter stated that all required reports should be filed within 15 days from the date of the letter. That time period expired on or about April 22, 2005, and no additional reports had been filed by that date. The April 7, 2005 letter also advised that if all of the required reports were not filed within 15 days from the date of the letter, the Company may be subject, without further notice, to an administrative proceeding brought by the SEC’s Division of Enforcement to revoke the registration under the Securities Exchange Act of the Company’s common stock.

If the registration of the common stock were to be revoked, then no member of a national securities exchange, broker or dealer may use the mails or other means of interstate commerce to effect any transaction in the common stock, or to induce the purchase or sale of the common stock. Accordingly, it would be expected that all trading of the common stock would cease if the Commission revokes the registration of the common stock under the Securities Exchange Act.

The failure to file periodic reports under the Securities Exchange Act was separately reported by the Company under the caption “Annual and Other Reports” in its Form 8-K’s filed with the SEC on March 5, 2004 and April 11, 2005.

The Company has been in contact with the Commission regarding the April 7, 2005 letter. This contact has been through telephone conversations and by a letter dated April 21, 2005. Through these contacts, the Company has attempted to briefly convey, among other matters, a summary of some of the major difficulties faced by the Company that have contributed to the lack of filings of periodic reports and the steps the Company has taken and plans to take to become and remain a current filer. Many of these major difficulties have been described in the Form 8-K filings LSI has made since the beginning of 2004.

It is unknown what course of action the Commission will take or any related timing, and no assurance can be given that the Commission will proceed in a manner other than as described in the April 7, 2005 letter.

As indicated in the Form 8-K filed on April 11, 2005, the Company anticipates the devotion of an additional portion of its limited resources to the satisfaction of filing obligations under the Securities Exchange Act.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2005.

LIFE SCIENCES, INC.

By:	/s/ Simon Srybnik
Simon Srybnik, Chairman, CEO and President

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